UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2010 (June 3, 2010)

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Whitestone REIT (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on June 3, 2010. At the Annual Meeting, the Company’s shareholders approved each of the proposals presented which are described in more detail in the Company’s Proxy Statement. Holders of 5,722,988 shares of the Company’s common shares were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company’s shareholders at the Annual Meeting:

Proposal 1:  Election of Trustee

The following individual was elected as trustee to serve until the 2013 annual meeting of shareholders and until his successor is duly elected and qualifies. The following votes were taken in connection with this proposal:

Trustee	Votes For	Votes Withheld
Daniel G. DeVos	5,321,726	401,262

No broker non-votes were cast in the election of trustee.

The following trustees will continue to hold office until the 2011 Annual Meeting of Shareholders:

Daryl J. Carter
Donald F. Keating

The following trustees will continue to hold office until the 2012 Annual Meeting of Shareholders:

Jack L. Mahaffey
James C. Mastandrea

Proposal 2:  Ratification of the Selection of the Independent Registered Public Accounting Firm

The proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
5,563,236	97,689	62,063

No broker non-votes were cast in the ratification of the Independent Registered Public Accounting Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: June 7, 2010	By:	/s/ David K. Holeman
David K. Holeman Chief Financial Officer